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                                                                    EXHIBIT 23.3


                   [SAMUEL T. KANTOS & ASSOCIATES LETTERHEAD]



                                 April 27, 1999


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the inclusion in this registration statement on Form 10-K or our reports as follows regarding Herold Marketing Associates, Inc.:

1.  December 31, 1996 Audited Financial Statements dated April 23, 1999.
2.  December 31, 1997 & 1998 Audited Financial Statements dated
    February 10, 1999.

in the financial statement schedules of Virtual Technology Corporation.


                                              Sincerely,
                                              /s/ SAMUEL T. KANTOS & ASSOCIATES
                                              ---------------------------------
                                                  Samuel T. Kantos,
                                                  Certified Public Accountant